Exhibit 24

POWER OF ATTORNEY

Each signing person below designates and appoints NADER Z. POURHASSAN and MICHAEL D. MULHOLLAND, and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by CytoDyn Inc., a Colorado corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 3,000,000 shares of Common Stock of CytoDyn Inc. to be issued pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 10th day of February, 2013.

Signature	Title

/s/ Nader Z. Pourhassan
Nader Z. Pourhassan, Ph.D.	President and Chief Executive Officer, Director

/s/ Michael D. Mulholland
Michael D. Mulholland	Chief Financial Officer, Treasurer and Corporate Secretary

/s/ Richard J. Trauger
Richard J. Trauger, Ph.D.	Chief Scientific Officer and Assistant Secretary, Director

/s/ Anthony D. Caracciolo
Anthony D. Caracciolo	Director

/s/ Gregory A. Gould
Gregory A. Gould, CPA	Director

/s/ Allan M. Green
Allan M. Green, M.D., Ph.D., J.D.	Director

/s/ Jordan Naydenov
Jordan Naydenov	Director

/s/ Michael Nobel
Michael Nobel, Ph.D.	Director